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                                  $150,000,000

                     UNITED SURGICAL PARTNERS HOLDINGS, INC.

                     10% Senior Subordinated Notes Due 2011


                               PURCHASE AGREEMENT

                                                               December 14, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
SG COWEN SECURITIES CORPORATION
As Representatives of the Several Purchasers,
    c/o Credit Suisse First Boston Corporation,
            Eleven Madison Avenue,
               New York, N.Y. 10010-3629

Dear Sirs:


         1. INTRODUCTORY. United Surgical Partners Holdings, Inc., a Delaware corporation (the "COMPANY") and wholly-owned subsidiary of United Surgical Partners International, Inc., a Delaware corporation (the "PARENT"), proposes to issue and sell to the several initial purchasers named on SCHEDULE A hereto (the "PURCHASERS") upon the terms and subject to the conditions set forth in this agreement (the "PURCHASE AGREEMENT") U.S. $150,000,000 principal amount of its 10% Senior Subordinated Notes due 2011 (the "NOTES") to be issued under an indenture, dated as of December 19, 2001 (the "INDENTURE"), among the Company, the guarantors from time to time parties thereto (the "GUARANTORS") and U.S. Trust Company of Texas, N.A. as trustee (the "TRUSTEE"). The Notes will be guaranteed (the "GUARANTEE," and together with the Notes, the "OFFERED SECURITIES") by the Guarantors. The United States Securities Act of 1933 is herein referred to as the "SECURITIES ACT."

         Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date (as hereinafter defined), in substantially the form of EXHIBIT I hereto, for so long as such Offered Securities constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances and upon the terms and subject to the conditions set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 10% Senior Subordinated Notes in a like aggregate principal amount as the Company issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the "EXCHANGE SECURITIES"), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the "EXCHANGE OFFER") and, if applicable, (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Offered Securities and to use their reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the "SECURITIES."

         The Company and the Guarantors hereby agree with the several Purchasers as follows:

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         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS.
The Company and the Guarantors represent and warrant to, and agree with, the several Purchasers that:

                  (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular (the "OFFERING CIRCULAR"), as supplemented as of the date of this Agreement and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "OFFERING DOCUMENT." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Purchase Agreement, the Company's Quarterly Report on Form 10-Q filed with the Commission on August 14, 2001 and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) The Company and the Parent have each been duly incorporated and each is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own their respective properties and conduct their respective business as described in the Offering Document; and the Company and the Parent each are duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which their respective ownership or lease of property or the conduct of their respective business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company, the Parent and the Company's subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"). SCHEDULE B attached hereto is a true, complete and correct list of all of the direct and indirect subsidiaries of the Parent and indicating their respective jurisdictions of formation or organization, the Parent's direct or indirect ownership therein, and whether such entity is a Guarantor (each such subsidiary, including the Company, a "PARENT SUBSIDIARY," and collectively, the "PARENT SUBSIDIARIES").

                  (c) Each Parent Subsidiary has been duly incorporated or organized and is an existing corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each Parent Subsidiary is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or similar ownership interest of each Parent Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or similar ownership interest of each Parent Subsidiary owned by the Parent, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than

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         those liens permitted pursuant to the existing domestic credit facility as defined in the Offering Circular ("PERMITTED LIENS"), except where such lien, encumbrance and/or defect would not have a Material Adverse Effect.

                  (d) The Indenture has been duly authorized; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Purchase Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company and the Guarantors, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or law).

                  (e) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor on the one hand, and any person on the other hand that would give rise to a valid claim against the Company, any Guarantor or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (f ) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or any securities industry self-regulatory organization is required for the consummation of the transactions contemplated by this Purchase Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company and the Guarantors, except such as have been obtained or made under the Securities Act and except for filing of the Registration Statements with the Commission and the order of the Commission declaring them effective or as may be required by state securities laws.

                  (g) The execution, delivery and performance of this Purchase Agreement, the Registration Rights Agreement and the Indenture by the Company and the Guarantors, and the issuance and sale of the Offered Securities by the Company and the Guarantors will not: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Parent or any Parent Subsidiary or any of their properties, assuming compliance with state securities laws, (b) any agreement or instrument, other than the existing domestic credit facility as defined in the Offering Circular which we expect to amend prior to or concurrently with the offering, to which the Company, the Parent or any such Parent Subsidiary is a party or by which the Company, the Parent or any such Parent Subsidiary is bound or to which any of the properties of the Company, the Parent or any such Parent Subsidiary is subject, or (c) the charter or by-laws of the Company or the Parent or the charter, by-laws or other organizational documents of any such Parent Subsidiary; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, the Parent or any such Parent Subsidiary, other than, in the case of breaches, violations or defaults described in clauses (i)(b) and liens, charges, claims or encumbrances described in clause (ii) that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and the Guarantors have full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (h) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

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                  (i) Except as disclosed in the Offering Document, the Company, the Parent and the Parent Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company, the Parent and the Parent Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them, in each case, other than Permitted Liens.

                  (j) The Company, the Parent and the Parent Subsidiaries possess such certificates, consents, exemptions, orders, licenses, authorities, accreditations or permits issued by appropriate governmental agencies, self-regulatory organizations, governmental and private accrediting bodies and courts and other tribunals (collectively, the "PERMITS") necessary to conduct the business now owned, operated or managed by them, including but not limited to such Permits as are required with respect to those facilities owned, operated or managed by the Parent or any of the Parent Subsidiaries that participate in Medicare and/or Medicaid, to receive reimbursement thereunder, except for such failures to have Permits which would not, individually or in the aggregate, have a Material Adverse Effect. The Company, the Parent and the Parent Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely to the Company, the Parent or any of the Parent Subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect. The Company, the Parent and the Parent Subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event or change in condition has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except as to such qualifications as are set forth in the Offering Documents and except for such failures which would not, individually or in the aggregate, result in a Material Adverse Effect. During the period for which financial statements are included in the Offering Documents, denials by third party payors of claims for reimbursement for services rendered by the Company, the Parent and the Parent Subsidiaries have not had a Material Adverse Effect.

                  (k) The accounts receivable of the Company, the Parent and the Parent Subsidiaries are recorded based on established billing rates less estimates for contractual allowances to reflect reimbursement arrangements with third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors. The accounts receivable relating to such third party payors do not and shall not exceed amounts the Parent and the Parent Subsidiaries are entitled to receive, subject to adjustments to reflect reimbursement arrangements with third party payors and normal discounts in the ordinary course. Additionally, accounts receivable of the Parent and the Parent Subsidiaries are net of estimated allowances for doubtful accounts.

                  (l) None of the Company, the Parent or any of the Parent Subsidiaries, nor any of their respective officers, directors or stockholders, or to the knowledge of the Company or the Parent, any employee or other agent of the Company, the Parent or the Parent Subsidiaries, has engaged on behalf of the Company, the Parent or any of the Parent Subsidiaries in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable Federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable Federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the

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         Medicare or Medicaid program or from any third party (where applicable
         Federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable Federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable Federal or state law prohibits such payments to third parties).

                  (m) No labor dispute with the employees of the Company, the Parent or any Parent Subsidiary exists or, to the knowledge of the Company or the Parent, is imminent that is reasonably likely to have a Material Adverse Effect.

                  (n) The Company, the Parent and the Parent Subsidiaries own or possess licenses or other enforceable legal rights to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Parent or any of the Parent Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

                  (o) Except as disclosed in the Offering Document, neither the Company, the Parent nor any of the Parent Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and neither the Company nor the Parent is aware of any pending investigation which might lead to such a claim.

                  (p) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, the Parent, any of the Parent Subsidiaries or any of their respective properties that, if determined adversely to the Company, the Parent or any of the Parent Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their respective obligations under the Indenture, this Purchase Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's or the Parent's knowledge, threatened or contemplated.

                  (q) The financial statements included in the Offering Document present fairly, in all material respects, the financial position of the Parent and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included

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         in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (r) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent, the Company and the Parent Subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Parent or the Company on any class of its capital stock.

                  (s) Neither the Company nor any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, neither will be, an "investment company" as defined in the Investment Company Act.

                  (t) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (u) Assuming the accuracy of the representations and warranties of the Purchasers as set forth in Section 4 hereof, and the performance by the Purchasers of the agreements made herein, the offer and sale of the Offered Securities in the manner contemplated by this Purchase Agreement and of the Exempt Resales (as defined in Section 4(d) hereof) will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder ("REGULATION S"); and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

                  (v) Neither the Company, the Parent, nor any of their affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Purchase Agreement.

                  (w) On the Closing Date (as hereinafter defined), the Exchange Securities will have been duly authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or law).

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                  (x) The Guarantee to be set forth in the Indenture has been duly authorized by each Guarantor, and, when issued, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor set forth in the Indenture will constitute the valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or law).

                  (y) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date (as hereinafter defined), will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or law) and except that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. On such Closing Date, the Registration Rights Agreement will conform as to legal matters in all material respects to the description thereof in the Offering Circular.

                  (z) Neither the Company, the Parent, nor any of the Parent Subsidiaries is (i) in violation of its respective charter, by-laws or similar organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, the Parent and the Parent Subsidiaries, taken as a whole, to which the Company, the Parent or any of the Parent Subsidiaries is a party or by which the Company, the Parent or any of the Parent Subsidiaries or their respective properties are bound.

                  (aa) Except for the Registration Rights Agreement, when executed and delivered, and except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Offered Securities registered pursuant to any Registration Statement.

                  (bb) Neither the Company, the Parent nor any of the Parent Subsidiaries nor any agent thereof acting on the behalf of them will use the proceeds of the issuance or sale of the Offered Securities in violation of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  (cc) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company, any Guarantor or any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so

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         assigned or (b) any change in the outlook for any rating of the
         Company, any Guarantor or any securities of the Company or any Guarantor.

                  (dd) No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (ee) The Offered Securities offered and sold in reliance on Regulation S have been offered and will be offered and sold only in offshore transactions.

                  (ff) The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

                  (gg) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (hh) The Parent is subject to Section 13 or 15(d) of the Exchange Act.

         3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of o% of the principal amount thereof plus accrued interest from o, 2001 to the Closing Date, the respective amounts of the Notes set forth opposite the names of the several Purchasers in SCHEDULE A hereto.

         The Company will deliver against payment of the purchase price the Notes in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account specified by the Company, at a bank acceptable to CSFBC, drawn to the order of United Surgical Partners Holdings, Inc., at the office of Akin, Gump, Strauss, Hauer & Feld, L.L.P. in Dallas, Texas at 10 A.M. CST, on December 19, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company mutually determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Notes. The Global Securities will be made available for checking at the office of o at least 24 hours prior to the Closing Date.

         4.  REPRESENTATIONS BY PURCHASERS; RESALE BY PURCHASERS.

                  (a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the

         Offered Securities (i) as part of its distribution at any time and
         (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

                  (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

                  (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A ("EXEMPT RESALES").

                  (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the several Purchasers that:

                  (a) The Company will promptly advise CSFBC of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at such time to amend or supplement the Offering Document to comply with any applicable law, the Company will promptly notify CSFBC of such event and will promptly prepare, at its own expense, an amendment or supplement which will correct such statement or omission or to effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company will furnish to CSFBC copies of any Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Company will furnish to CSFBC on the date hereof three copies of the Offering Document, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

                  (d) During the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request, which such other information shall be kept confidential by the Purchasers to the extent requested by the Company in writing at the time of delivery of such information; provided that CSFBC and such other Purchasers shall have no such obligation with respect to any such information which (i) prior to delivery to the Purchasers was already in their possession, (ii) is or becomes otherwise publicly available, without breach of this provision, (iii) becomes available to the Purchasers on a non-confidential basis from a source other than the Company, provided that, after reasonable inquiry, the Purchasers do not know that such source is bound by a confidentiality agreement with, or obligation of secrecy to, the Company or (iv) the Purchasers are legally compelled to disclose such information.

                  (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (g) During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (h) The Company will pay all expenses incidental to the performance of its obligations under this Purchase Agreement, the Indenture, and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Purchase Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The PortalSM Market ("PORTAL") and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and
         (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

                  (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (j) For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities or Euro-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         6. CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Purchase Agreement, of KPMG LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

                           (i) in their opinion the financial statements
                  examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Parent, inquiries of officials of the Parent who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included in the Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) the unaudited consolidated total
                           revenues, net operating income, net income and net income per share amounts for the nine-month periods ended September 30, 2000 and September 30, 2001 included in the Offering Document do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                                    (C) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any increase in consolidated net current liabilities or any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Parent and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                                    (D) for the period from the closing date of
                           the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated total revenues, operating income or consolidated net income;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Offering Document disclosed have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Parent and the Parent Subsidiaries subject to the internal controls of the Parent's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) Subsequent to the execution and delivery of this Purchase Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the Parent Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Purchasers, including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; (E) any major disruption of settlements of securities; or (F) any attack on, outbreak or escalation of major hostilities or major act of terrorism involving the United States, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers, including CSFBC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (c) The Purchasers shall have received an opinion, dated the Closing Date, of Vinson & Elkins L.L.P., counsel for the Company and the Guarantors, to the effect that:

                           (i) The Company and the Parent each are validly
                  existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own their respective properties and conduct their respective business as described in the Offering Documents and to enter into and perform their respective obligations under this Purchase Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities. The Company and the Parent each are duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which their respective ownership or lease of property or the conduct of their respective business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All outstanding shares of the capital stock of the Company and the Parent have been duly authorized and validly issued, are fully paid and nonassessable;

                           (ii) Each Parent Subsidiary that is a corporation is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Offering Documents and enter into and perform its obligations under this Purchase Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities; each such Parent Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and the outstanding shares of capital stock of each such Parent Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and to such counsel's knowledge, except as disclosed in the Offering Documents, all of the outstanding shares of capital stock of each such Parent Subsidiary are owned free from all liens, encumbrances and defects;

                           (iii) Each Parent Subsidiary that is a partnership is
                  validly existing as a partnership in good standing, where applicable, under the laws of the jurisdiction of its organization, with the partnership power and authority to own its properties and conduct its business as described in the Offering Documents and enter into and perform its obligations under this Purchase Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities and each such Parent Subsidiary is duly qualified to do business as a foreign partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and to such counsel's knowledge, except as disclosed in the Offering Documents, all of the partnership interests in each such Parent Subsidiary held directly or indirectly by the Parent are free and clear of all liens, encumbrances and defects;

                           (iv) Each Parent Subsidiary that is a limited
                  liability company is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, with the limited liability company power and authority to own its properties and conduct its business as described in the Offering Documents and enter into and perform its obligations under this Purchase Agreement, the Registration Rights Agreement, the Indenture and the Offered Securities and each such Parent Subsidiary is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not, individually, or in the aggregate, have a Material Adverse Effect; and to such counsel's knowledge, except as disclosed in the Offering Documents, all the limited liability company interests in each such Parent Subsidiary held directly or indirectly by the Parent are free and clear of all liens, encumbrances and defects;

                           (v) The Indenture has been duly authorized, executed
                  and delivered by the Company and the Guarantors; the Offered Securities have been duly authorized, executed, issued and delivered; the Indenture and the Offered Securities conform in all material respects to the descriptions thereof contained in the Offering Document; and the

                  Indenture and the Offered Securities, assuming due authentication in accordance with this Agreement, constitute valid and legally binding obligations of the Company and the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or law);

                           (vi) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or the Guarantors for the due execution and delivery of this Purchase Agreement, the Registration Rights Agreement or the Indenture and the performance of their obligations hereunder or thereunder, the execution, authentication, issuance and delivery of the Offered Securities, the resale of the Offered Securities by the Purchasers in accordance with this Purchase Agreement, the use of proceeds from the sale of the Offered Securities as described in the Offering Documents, the consummation of the transactions contemplated by this Purchase Agreement, the Indenture, the Registration Rights Agreement and the Offering Documents, or otherwise in connection with the issuance or sale of the Offered Securities by the Company and the Guarantors, except such as have been obtained or made under the Securities Act and such as may be required under state securities laws or the Trust Indenture Act and except for the filing of the Registration Statements and the order of the Commission declaring them effective;

                           (vii) To such counsel's knowledge, there are no
                  pending actions, suits or proceedings against or affecting the Company, the Parent or any of the Parent Subsidiaries or any of their respective properties that, if determined adversely to the Company, the Parent or any of the Parent Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Guarantors to perform their respective obligations under the Indenture, the Offered Securities, this Purchase Agreement, or the Registration Rights Agreement; and to such counsel's knowledge, no such actions, suits or proceedings are threatened or, to such counsel's knowledge, contemplated;

                           (viii) The execution, delivery and performance of
                  this Purchase Agreement, the Registration Rights Agreement and the Indenture by the Company and the Guarantors and the issuance and sale of the Offered Securities by the Company and the Guarantors pursuant to this Purchase Agreement will not:
                  (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Company, any Guarantor or any Parent Subsidiary or any of their properties,
                  (b) any agreement or instrument filed as an exhibit to the Parent's Registration Statement on Form S-1 declared effective by the Commission on June 7, 2001 or, to the knowledge of such counsel, any agreement or arrangement by which the Company, any Guarantor or any Parent Subsidiary is bound or to which any of the properties of the Company, any Guarantor or any Parent Subsidiary is subject, or (c) the charter or by-laws of the Company or the charter, bylaws or other organizational documents of any Guarantor or any Parent Subsidiary; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, any Guarantor or any Parent Subsidiary, except in the case of breaches, violations or defaults described in clauses
                  (i)(b) and liens, charges, claims or encumbrances described in clause (ii) that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and the Guarantors have full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Purchase Agreement;

                           (ix) The descriptions in the Offering Circular under
                  the captions "Risk Factors--Our revenues may be reduced by pending changes in the system of paying for outpatient surgical procedures under the Medicare program"; "Risk Factors--New federal and state legislative and regulatory initiatives relating to patient privacy could require us to expend substantial sums acquiring and implementing new information systems, which could negatively impact our financial results"; "Risk Factors--If a federal or state agency asserts a different position or enacts new laws or regulations regarding illegal remuneration under the Medicare or Medicaid programs, we may be subject to civil and criminal penalties, experience a significant reduction in our revenues or be excluded from participation in the Medicare and Medicaid programs"; "Risk Factors--If physician self-referral laws are interpreted differently or if other legislative restrictions are issued, we could incur a significant loss of reimbursement revenues"; "Risk Factors--If our designees for ownership at New York facilities are not approved or if our operations in New York are found to not be in compliance with New York law, we may be unable to continue or expand our operations in New York"; "Business--Government Regulation," "Management"; "Certain Relationships and Related Transactions"; "Notice to Investors"; "Description of Credit Facilities"; "Description of the Notes"; and "Certain Federal Income Tax Consequences to Non-United States Holders" of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present in all material respects the information required under applicable law to be shown; it being understood that such counsel need express no opinion as to the financial statements, the notes and schedules thereto or other financial information and data contained in the Offering Circular and the Exchange Act Reports;

                           (x) This Purchase Agreement and the Registration
                  Rights Agreement have been duly authorized, executed and delivered by the Company and each Guarantor;

                           (xi) Assuming the accuracy of the representations and
                  warranties of the parties to this Agreement and the performance by such parties of their respective agreements made herein, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company and the Guarantors to the several Purchasers pursuant to this Purchase Agreement or (ii) the Exempt Resales of the Offered Securities by the several Purchasers in the manner contemplated hereby to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act;

                           (xii) The Indenture conforms in all material respects
                  to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                           (xiii) The Exchange Securities have been duly
                  authorized by the Company and the Guarantors; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or law);

                           (xiv) The Guarantee of each Guarantor set forth in
                  the Indenture has been duly authorized by each such Guarantor, and has been duly executed and delivered by each such Guarantor and conforms in all material respects to the description thereof contained in the Offering Document. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the

                  Purchasers in accordance with the terms of this Purchase Agreement, the Guarantee of each Guarantor set forth in the Indenture will constitute the valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or law);

                           (xv) When the Exchange Securities have been issued,
                  executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor set forth in the Indenture will constitute the valid and legally binding obligation of such Guarantor with respect to the Exchange Securities, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or law);

                           (xvi) The Registration Rights Agreement conforms in
                  all material respects to the description thereof contained in the Offering Documents and is a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether considered in a proceeding in equity or law) and except that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations;

                           (xvii) To such counsel's knowledge, neither the
                  Company, the Parent nor any of the Parent Subsidiaries is in violation of its respective charter, by-laws or similar organization documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument known to such counsel that is material to the Company, the Parent and the Parent Subsidiaries, taken as a whole, to which the Company, the Parent or any of the Parent Subsidiaries is a party or by which the Company, the Parent or any of the Parent Subsidiaries or their respective property is bound;

                           (xviii) Except for the Registration Rights Agreement
                  and as disclosed in the Offering Document, to such counsel's knowledge, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Securities and Guarantee registered pursuant to any Registration Statement;

                           (xix) Neither the Company nor any Guarantor is an
                  open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, neither will be, an "investment company" as defined in the Investment Company Act.

                           For the purposes of the foregoing opinions the
                  phrases "known to such counsel," "to such counsel's knowledge" and words of similar meaning refer only to the actual knowledge of the current lawyers of Vinson & Elkins L.L.P. or Nossaman, Guthner, Knox

                  & Elliott, LLP who have performed legal services on behalf of the Company or the Guarantors during the period since the inception of such firm's representation of the Company or the Guarantors.

         Such counsel shall also provide a statement to the effect that such counsel have participated in conferences with officers and representatives of the Company, the Parent, representatives of the independent public accountants for the Company and the Parent, the Purchasers and counsel for the Purchasers at which the contents of the Offering Circular and related matters were discussed and such counsel have no reason to believe that any part of the Offering Circular or any amendment or supplement thereto, as of the date hereof and as of the Closing Date (except, in each case, for financial statements, the notes and schedules thereto and other financial information and data included therein or omitted therefrom, as to which such counsel makes no statement), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The opinion of Vinson & Elkins L.L.P. described in Section 6(c) above shall be rendered to the Purchasers at the request of the Company and shall so state therein. Such opinion may, solely as it relates to the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, be given in reliance on or directly from separate legal counsel reasonably acceptable to the Purchasers and their legal counsel. Such opinion may, with respect to Sections 6(c)(i) (as to capital stock of the Parent, other than capital stock issued in the Parent's initial public offering), (ii) (as to corporate subsidiaries of the Company), (iii) (as to partnership subsidiaries of the Company), (iv) (as to limited liability company subsidiaries of the Company), and (vi) (as to the use of proceeds in the United States) be given directly by Nossaman, Guthner, Knox & Elliott, LLP.

                  (d) The Purchasers shall have received from Akin, Gump, Strauss, Hauer & Feld, LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that, to their knowledge, the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Parent Subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (f) The Purchasers shall have received a letter, dated the Closing Date, of KPMG LLP which meets the requirements of subsection
         (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) Each of the Company and the Guarantors will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Purchase Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

                  (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company and the Guarantors, their directors and officers and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: paragraph 10 under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (e) The obligations of the Company and the Guarantors under this Section shall be in addition to any liability which the Company or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act or the Exchange Act.

         8. DEFAULT OF PURCHASERS. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser, the Company or any Guarantor, except as provided in Section 9. As used in this Purchase Agreement, the term "PURCHASER" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company and the Guarantors, jointly and severally, will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. NOTICES. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at United Surgical Partners International, Inc., 17103 Preston Road, Suite 200 North, Dallas, Texas 75248, Attention General Counsel or to any other address for which written notice has been provided; PROVIDED, HOWEVER, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. SUCCESSORS. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

         12. REPRESENTATION OF PURCHASERS. The Representatives will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Purchasers.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         Each of the Company and the Guarantors hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Purchasers in accordance with its terms.

                            Very truly yours,

                            UNITED SURGICAL PARTNERS HOLDINGS, INC.

                                 By: /s/ John J. Wellik
                                     ----------------------------------------
                                 Name: John J. Wellik
                                       --------------------------------------
                                 Title: Secretary
                                        -------------------------------------

                                 GUARANTORS:

                                 UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                                 By: /s/ John J. Wellik
                                     ----------------------------------------
                                 Name: John J. Wellik
                                       --------------------------------------
                                 Title: Vice President, Controller,
                                        Compliance Officer and Secretary
                                        -------------------------------------

                            USP CHANDLER, INC.
                            USP WEST COVINA, INC.
                            ORTHOLINK OF COLORADO, INC.
                            MEDCENTER MANAGEMENT SERVICES, INC.
                            MEDICAL DOCUMENTING SYSTEMS, INC.
                            ORTHO EXCEL, INC.
                            ORTHOLINK PHYSICIANS CORPORATION
                            USP DOMESTIC HOLDINGS, INC.
                            USP INTERNATIONAL HOLDINGS, INC.
                            USP LONG ISLAND, INC.
                            USP NORTH TEXAS, INC.
                            USP SARASOTA, INC.
                            USP WINTER PARK, INC.
                            GEORGIA MUSCULOSKELETAL NETWORK, INC.
                            ORTHOLINK/GEORGIA ASC, INC.
                            ORTHOLINK/NEW MEXICO ASC, INC.
                            USP NEW JERSEY, INC.
                            NEUROSURGICAL ASSOCIATES, INC.
                            SOUTHWEST SPINE CENTER, INC.
                            USP LAS CRUCES, INC.
                            USP NEVADA, INC.
                            DAY-OP MANAGEMENT COMPANY, INC.
                            USP MANHATTAN, INC.
                            USP TENNESSEE, INC.
                            HEALTH HORIZONS OF DECATUR, INC.
                            HEALTH HORIZONS OF KANSAS CITY, INC.
                            HEALTH HORIZONS OF MURFREESBORO, INC.
                            HEALTH HORIZONS OF NASHVILLE, INC.
                            ORTHOLINK ASC CORPORATION
                            ORTHOLINK OCCUPATIONAL MEDICINE SERVICES CORPORATION ORTHOLINK SECURITIES CORPORATION
                            ORTHOLINK/TN ASC, INC.
                            TENNESSEE MUSCULOSKELETAL NETWORK, INC.
                            TEXAS OUTPATIENT SURGICARE CENTER, INC.
                            USP PASADENA, INC.

                            USP SOUTH HOUSTON, INC.
                            USP FREDERICKSBURG, INC.


                            By:  /s/ Donald E. Steen
                                 ------------------------------------------
                            Name:    Donald E. Steen
                            Title:   Chief Executive Officer
                                 ------------------------------------------

                            DAY-OP SURGERY CONSULTING COMPANY, LLC
                            By:  USP Long Island, Inc., its sole member


                            By:  /s/ Donald E. Steen
                                 ------------------------------------------
                            Name:    Donald E. Steen
                            Title:   Chief Executive Officer
                                 ------------------------------------------


                            NYCAS ADMINISTRATIVE SERVICES, LLC
                            By:  USP Manhattan, Inc., its sole member


                            By:  /s/ Donald E. Steen
                                 ------------------------------------------
                            Name:    Donald E. Steen
                            Title:   Chief Executive Officer
                                 ------------------------------------------


                            USP NEVADA HOLDINGS, LLC
                            By:  USP North Texas, Inc., its sole member


                            By:  /s/ Donald E. Steen
                                 ------------------------------------------
                            Name:    Donald E. Steen
                            Title:   Chief Executive Officer
                                 ------------------------------------------


                            USP TEXAS, L.P.
                            By:  USP North Texas, Inc., its general partner


                            By:  /s/ Donald E. Steen
                                 ------------------------------------------
                            Name:    Donald E. Steen
                            Title:   Chief Executive Officer
                                 ------------------------------------------

                            USP COAST, INC.


                            By:  /s/ John J. Wellik
                                 ------------------------------------------
                            Name:    John J. Wellik
                                   ----------------------------------------
                            Title:   Vice President and Secretary
                                   ----------------------------------------

                            USP WESTWOOD, INC.


                            By:  /s/ John J. Wellik
                                 ------------------------------------------
                            Name:    John J. Wellik
                                   ----------------------------------------
                            Title:   Vice President and Secretary
                                   ----------------------------------------

The  foregoing Purchase Agreement
     is hereby confirmed and accepted
     as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
SG COWEN SECURITIES CORPORATION
     Acting on behalf of themselves
     and as the Representatives of
     the several Purchasers


By CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ Craig R. Callen
    ----------------------------------------
Name: Craig R. Callen
      --------------------------------------
Title: Managing Director
       -------------------------------------

                                   SCHEDULE A

                               LIST OF PURCHASERS

MANAGER                                            Principal Amount of
-------                                            Offered Securities
                                                   ------------------
Credit Suisse First Boston Corporation...........  $76,500,000.00
                                                    ----------------
Lehman Brothers Inc..............................  $51,000,000.00
                                                    ----------------
SG Cowen Securities Corporation..................  $22,500,000.00
                                                    ----------------

     Total.......................................  $150,000,000
                                                    ================

                                   SCHEDULE B


  LIST OF PARENT SUBSIDIARIES, JURISDICTIONS IN WHICH THE PARENT, THE COMPANY
                     AND EACH PARENT SUBSIDIARY IS QUALIFIED
     TO DO BUSINESS AS A FOREIGN CORPORATION AND ANNOTATION OF GUARANTORS

                                      OWNERSHIP            STATE OF          STATES WHERE QUALIFIED TO DO
                                      INTEREST           INCORPORATION      BUSINESS AS FOREIGN CORPORATION
                                      --------           -------------      -------------------------------
United Surgical Partners
International, Inc.1                    100%               Delaware

United Surgical Partners
Holdings, Inc.1                         100%               Delaware

Arlington Surgicare Partners,
Ltd.                                   10.5%                 Texas

Aspen Healthcare Holdings
Limited                                 100%                  UK

Aspen Healthcare Limited                100%                  UK

Baptist Surgery Center, L.P.           19.6%               Tennessee

Centennial Surgery Center, Ltd.         11%                Tennessee

Central Virginia Surgi-Center,
L.P.                                    83%                Virginia

Centro de Patologia Celular y
Diagnostico Prenatal, S.A.             7.91%                 Spain

Clinica Maternal Nuestra
Senora de la Esperanza, S.A.            100%                 Spain

Clinica Sagrado Corazon S.L.            100%                 Spain

Columbia Healthcare
Corporation of Spain, S.L.
(now called United Surgical
Partners Barcelona, S.L.)             99.999%                Spain

Creekwood Surgery Center, L.P.          75%                Missouri

                                      B-1

                                      OWNERSHIP            STATE OF          STATES WHERE QUALIFIED TO DO
                                      INTEREST           INCORPORATION      BUSINESS AS FOREIGN CORPORATION
                                      --------           -------------      -------------------------------
Dallas Surgical Partners, L.L.P.        25%                  Texas

Day-Op Management Company,
Inc.1                                   100%               New York

Day-Op Surgery Consulting
Company, LLC1                           100%               Delaware                     New York

Decatur Surgery Center, L.P.            66%                Delaware                     Alabama

Decatur GI (not a separate
entity)                                33.67%

Densitometria Oseo
Computorizada, S.L.                    11.86%                Spain

Denton Surgicare Partners, Ltd.        22.61%                Texas

Desoto Surgicare Partners, Ltd.        47.38%                Texas

Diagnosticos y Tratamientos
Medicos, S.A.                          56.36%                Spain

Doctors Outpatient
SurgiCenter, Ltd.                      91.25%                Texas

East-West Surgery Center, L.P.          99%                 Georgia

Estudios Functionales, S.A.            9.49%                 Spain

Ft. Worth Surgical Hospital, L.L.P.     50%                  Texas

Ft. Worth Surgicare Partners           48.92%                Texas

Frisco Medical Center, L.L.P.          19.63%                Texas

Garland Surgicare Partners, Ltd.       50.56%                Texas

Georgia Musculoskeletal
Network, Inc.1                          100%                Georgia

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

                                      OWNERSHIP            STATE OF          STATES WHERE QUALIFIED TO DO
                                      INTEREST           INCORPORATION      BUSINESS AS FOREIGN CORPORATION
                                      --------           -------------      -------------------------------
Global Healthcare Partners, Ltd.        100%                  UK

Grapevine Surgicare Partners, Ltd.     10.40%                Texas

Health Horizons of Decatur, Inc.1       100%               Tennessee

Health Horizons of Kansas
City, Inc.1                             100%               Tennessee                    Missouri

Health Horizons of
Murfreesboro, Inc.1                     100%               Tennessee

Health Horizons of Nashville, Inc.1     100%               Tennessee

Hospitalizacion y Servicios, S.A.      86.8%                 Spain

Imagenes Diagnosticas, S.A.            5.54%                 Spain

Instituto Dexeus, S.A.                79.065%                Spain

Instituto Policlinico Santa
Teresa, S.A.                           95.88%                Spain

Las Cruces Surgery Center, LLC          50%               New Mexico

Lawrenceville Surgery Center, L.L.C.    15%                 Georgia

MedCenter Management Services, Inc.1    100%               Delaware

Medical Documenting Systems, Inc.1      100%               Delaware

Metroplex Surgicare Partners, Ltd.     50.14%                Texas

Middle Tennessee Ambulatory
Surgery Center, L.P.                   38.98%              Delaware

Mountain Empire Surgery
Center, L.P.                            20%                 Georgia                    Tennessee

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

                                      OWNERSHIP            STATE OF          STATES WHERE QUALIFIED TO DO
                                      INTEREST           INCORPORATION      BUSINESS AS FOREIGN CORPORATION
                                      --------           -------------      -------------------------------
Neurosurgical Associates, Inc.1         100%              New Mexico                 Georgia & Ohio

New Mexico Orthopaedic Surgery
Center, L.P.                            51%                 Georgia                    New Mexico

Northwest Georgia Orthopaedic
Surgery Center, L.L.C.                  15%                 Georgia

NYCAS Administrative Services, LLC1     100%               Delaware                     New York

Ortho Excel, Inc.1                      100%               Delaware

OrthoLink ASC Corporation1              100%               Tennessee           Georgia, New Mexico & Ohio

OrthoLink/Baptist ASC, LLC              49%                Tennessee

OrthoLink of Colorado, Inc.1            100%               Colorado

OrthoLink/Georgia ASC, Inc.1            100%                Georgia                   Ohio & Texas

OrthoLink/Murfreesboro ASC, LLC         31%                Tennessee

OrthoLink/New Mexico ASC, Inc.1         100%                Georgia                       Ohio

Ortholink Occupational
Medicine Services Corporation1          100%               Tennessee

OrthoLink Physicians                                                           Georgia, New Mexico, Ohio,
Corporation1                            100%               Delaware               Tennessee & Wyoming

OrthoLink Securities
Corporation1                            100%               Tennessee

OrthoLink/TN ASC, Inc.1                 100%               Tennessee

OrthoLink/TOC, LLC                      50%                Tennessee

Orthopedic and Surgical
Specialty Company, LLC                 77.5%                Arizona

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

                                      OWNERSHIP            STATE OF          STATES WHERE QUALIFIED TO DO
                                      INTEREST           INCORPORATION      BUSINESS AS FOREIGN CORPORATION
                                      --------           -------------      -------------------------------
Parkway Surgery Center, LLC             50%                 Nevada

Parkwest Surgery Center, L.P.           20%                Tennessee

Physicians Pavilion, L.P.              73.50%              Delaware                    Tennessee

Resonancia Nuclear Magnetica
Santa Teresa, S.L.                     71.91%                Spain

Resurgens Surgery Center, LLC           15%                 Georgia

Roswell Surgery Center, LLC             15%                 Georgia

Saint Thomas Campus Surgicare, L.P.     50%                Tennessee

Saint Thomas Hendersonville
Surgicare, L.P.                         50%                Tennessee

Saint Thomas/USP Surgery
Centers, L.L.C.                         50%                Tennessee

San Gabriel Valley Surgical
Center, L.P.                            80%               California

Sarasota Surgicare, Ltd.               66.01%               Florida

Shrewsbury Surgery Center, LLC         24.50%             New Jersey

Southwest Spine Center, Inc.1           100%              New Mexico

Tennessee Musculoskeletal,
Network, Inc.1                          100%               Tennessee

Teton Outpatient Surgery, LLC          56.06%               Wyoming

Texas Health Venture
Arlington, L.L.C.                       50%                  Texas

Texas Health Venture Denton L.L.C.      50%                  Texas

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

                                      OWNERSHIP            STATE OF          STATES WHERE QUALIFIED TO DO
                                      INTEREST           INCORPORATION      BUSINESS AS FOREIGN CORPORATION
                                      --------           -------------      -------------------------------
Texas Health Venture DSP L.L.C.         50%                  Texas

Texas Health Venture Fort
Worth, L.L.C.                           50%                  Texas

Texas Health Venture Frisco, L.L.C.     50%                  Texas

Texas Health Venture Garland L.L.C.    84.27%                Texas

Texas Health Venture
Grapevine, L.L.C.                       50%                  Texas

Texas Health Ventures Group, L.L.C.     50%                  Texas

Texas Outpatient Surgicare
Center, Inc.1                           100%                 Texas

THVG Bedford, L.L.C.                   84.27%                Texas

THVG DeSoto, L.L.C.                    84.27%                Texas

THVG Fort Worth, L.L.C.                84.27%                Texas

THVG Valley View L.L.C.                84.27%              Delaware

THVG/HealthFirst L.L.C.                84.27%                Texas

Toms River Surgery Center, L.L.C.      24.25%             New Jersey

TOPS Specialty Hospital, Ltd.          54.60%                Texas

Unidad de Recuperacion del
Suelo Pelvico, S.L.                    11.86%                Spain

United Surgery
Center-Southeast Ltd.                  94.50%                Texas

United Surgical Partners
Europe, S.L.                            100%                 Spain

United Surgical Partners
Madrid S.L.                             100%                 Spain

United Surgical Partners
Malaga S.L.                             100%                 Spain

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

                                      OWNERSHIP            STATE OF          STATES WHERE QUALIFIED TO DO
                                      INTEREST           INCORPORATION      BUSINESS AS FOREIGN CORPORATION
                                      --------           -------------      -------------------------------
University Surgery Center, Ltd.         70%                 Florida

USP Chandler, Inc.1                     100%                Arizona

USP Coast, Inc.1                        100%               California

USP Dermoestetica S.L.                  70%                  Spain

USP Domestic Holdings, Inc.1            100%               Delaware

USP Fredericksburg, Inc.1               100%               Virginia

USP International Holdings, Inc.1       100%               Delaware

USP Las Cruces, Inc.1                   100%              New Mexico

USP Long Island, Inc.1                  100%               Delaware                     New York

USP Manhattan, Inc.1                    100%               New York

USP Nevada Holdings, LLC1               100%                Nevada

USP Nevada, Inc.1                       100%                Nevada

USP New Jersey, Inc.1                   100%              New Jersey

USP North Texas, Inc.1                  100%               Delaware                      Texas

USP Pasadena, Inc.1                     100%                 Texas

USP Sarasota, Inc.1                     100%                Florida

USP South Houston, Inc.1                100%                 Texas

USP Tennessee, Inc.1                    100%               Tennessee

USP Texas, L.P.1                        100%                 Texas

USP West Covina, Inc.1                  100%              California

USP Westwood, Inc.1                     100%              California

USP Winter Park, Inc.1                  100%                Florida

USPE Holdings Limited                   100%                  UK

Valley View Surgicare
Partners, Ltd.                         66.07%                Texas

Warner Park Surgery Center, L.P.       77.43%               Arizona

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